Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Merrill Lynch & Co., Inc. and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints Edward P. O’Keefe, Lauren Mogensen, Craig T. Beazer and Teresa M. Brenner, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below, (a) one or more Registration Statements of Merrill Lynch & Co., Inc. on Form S-8 relating to the issuance of Deferred Compensation Obligations pursuant to the Merrill Lynch & Co., Inc. 2012 Performance Year Deferred Compensation Plan, and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the “Registration Statements”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statements under such securities laws, regulations or requirements as may be applicable; and each of Merrill Lynch & Co., Inc. and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Merrill Lynch & Co., Inc. might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of Merrill Lynch & Co., Inc. and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statements under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, Merrill Lynch & Co., Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

MERRILL LYNCH & CO., INC.
/s/ Thomas K. Montag
Thomas K. Montag
Chief Executive Officer

Dated: October 28, 2011

Signature	Title	Date

/s/ Thomas K. Montag Thomas K. Montag	Chief Executive Officer (Principal Executive Officer) and Director	October 28, 2011

/s/ Jennifer M. Hill Jennifer M. Hill	Chief Financial Officer (Principal Financial Officer)	October 28, 2011

/s/ Peter D. Taube Peter D. Taube	Chief Accounting Officer and Controller (Principal Accounting Officer)	October 28, 2011

Brian T. Moynihan	Chairman and Director	October , 2011

/s/ Terrence P. Laughlin Terrence P. Laughlin	Director	October 28, 2011

/s/ Bruce R. Thompson Bruce R. Thompson	Director	October 28, 2011